             As filed with the Securities and Exchange Commission on
                       March 29, 2004. File No. 811-4347.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 96                             [X]

                        (Check appropriate box or boxes)

                                    GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                           --------------------------

                                   Scott Eston
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                           --------------------------

                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110

         It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

         THIS FILING RELATES SOLELY TO THE GMO ALPHA LIBOR FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                                  APRIL 1, 2004

                        GMO SPECIAL PURPOSE HOLDING FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO SPECIAL PURPOSE HOLDING FUND (the "Fund") is one of forty-one separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

      This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated April 1, 2004, as revised from time to time, is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The Statement of Additional Information, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

      GMO SPECIAL PURPOSE HOLDING FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). The Fund is presently closed to new subscriptions and additional investments from existing shareholders. The Fund's shares are held by other funds of the Trust and certain other accredited investors.

      The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund with respect to all of the Fund's total annual operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes) through June 30, 2005. The costs incurred in connection with the Fund's pursuit of legal claims arising from the Fund's investment in certain defaulted asset-backed securities (as described herein) are being treated as extraordinary expenses.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

      Note: Except for policies specifically identified as "fundamental," the Board of Trustees of the Trust ("Trustees") may change any of the Fund's operating policies and restrictions without shareholder approval.

      Investment Objective & Principal Investment Strategies

      The Fund is a "non-diversified" investment company within the meaning of the Investment Company Act of 1940. The Fund's investment objective is total return.

      As of the date of this Private Placement Memorandum, the Fund's investments consist primarily of: (i) units of GMO SPV I, LLC (the "SPV"), a special purpose vehicle holding certain defaulted asset-backed securities (the "NPF Securities") issued by NPF VI, Inc. and NPF XII, Inc. (the "Issuers"), special purpose corporations organized by National Premier Financial Services ("NPFS"), a subsidiary of National Century Financial Enterprises ("NCFE"), and
(ii) cash, cash items and high quality debt securities. The Fund expects that any new investments will be made primarily in cash, cash items and high quality debt securities.

      As noted above, one of the Fund's principal investments is units of SPV, which in turn holds the NPF Securities. In November 2002, NCFE defaulted on its obligations with respect to the NPF Securities (health care asset-backed receivables). The NPF Securities had been acquired by the Fund prior to this default. NCFE and its affiliates allegedly violated the terms of the bonds' trust indentures by, among other things, purportedly spending cash collateral, accepting collateral other than permitted receivables, moving receivables between trusts to meet compliance tests and reimbursing health care providers for more than the value of receivables purchased. NCFE, its affiliated operations (including NPFS and the Issuers), the trusts, and many of the health care providers have declared bankruptcy. Federal authorities are currently investigating the circumstances surrounding the defaults.

      The NPF Securities were transferred to the SPV to facilitate the redemption of the NPF Securities in-kind, if necessary, to protect the interests of non-redeeming shareholders. The Fund has joined with certain other holders of the NPF Securities in filing a lawsuit against certain parties related to the NCFE offerings, including the indenture trustees, underwriters, and certain other parties. The Fund's pro rata portion of the costs associated with this action, together with any other costs incurred in connection with the Fund's attempted recovery of losses associated with the NPF Securities, will be borne by the Fund.

      In connection with the Fund's placement of the NPF Securities in the SPV, the Fund assigned to the SPV the right to any proceeds received in connection with these claims. The recovery of losses or costs by the Fund (through investment in the SPV), if any, is unknown at this time.

      As of the date of this Private Placement Memorandum, the NPF Securities are valued at 12% of par value (the current bid for the bonds) and the SPV represents approximately 96% of the Fund's net assets.

      The cash items and high quality debt securities in which the Fund may invest may include money market instruments, such as securities issued by the U.S. Government and agencies thereof (including securities neither guaranteed nor insured by the U.S. Government), bankers' acceptances, commercial paper, bank certificates of deposit, and money market mutual funds. The Fund is also permitted to invest in debt securities of any quality or type, including governmental and corporate and other private issuers.

      Principal Risks

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and an investor may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The Statement of Additional Information (the "SAI") includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

      -     Litigation-Related Risk

      The Fund's recovery, if any (through its investment in the SPV), of losses on the defaulted NPF Securities or costs incurred by the Fund with respect to its funding of litigation related to the NPF Securities is unknown at this time. Therefore, the Fund is subject to the risk that the SPV units may ultimately be valueless (i.e., the Fund does not recover any losses and costs) or of insufficient value to recover all of these losses and costs (i.e., the Fund only recovers a portion of these losses and costs). This could occur because either no (or an insufficient amount of) money or other assets are paid to the SPV out of the bankruptcy estates of the NCFE, its affiliated operations, and certain other related entities and/or are paid to the Fund in connection with litigation related to the NPF Securities. In addition, the amount of time it may take to settle any litigation and receive any settlement proceeds relating to these claims is unknown at this time.

      -     Liquidity Risk

      Liquidity risk exists when particular investments are difficult to sell due to a limited market or to legal restrictions, such that the Fund may be prevented from selling particular securities at the price at which the Fund values them. Liquidity risk may be particularly pronounced for the Fund due to the nature and size of its investment in the NPF Securities (through the SPV). The Fund may be exposed (through the SPV) to the NPF Securities for an indefinite period of time and may experience a substantial loss in the event the SPV sells the NPF Securities.

      -     Non-Diversification Risk

      Overall risk can be reduced by investing in securities from a diversified pool of issuers, while overall risk is increased by investing in securities of a small number of issuers. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in a relatively small number of issuers with greater concentration of risk. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques are more pronounced for the Fund than if the Fund were "diversified."

      -     Market Risk--Fixed Income Securities

      The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the securities owned by the Fund. The following summarizes certain general market risks associated with investments in fixed income securities.

      The value of the Fund's investments in fixed income securities (including bonds and notes) will typically change as interest rates fluctuate. During periods of rising interest rates, values of fixed income securities generally decline. Conversely, during periods of falling interest rates, values of fixed income securities generally rise. This kind of market risk, also called interest rate risk, is generally greater for fixed income securities with longer maturities and when the Fund's portfolio is characterized by longer durations. This risk is also present, but to a somewhat lesser extent, in securities with short durations. Interest rate risk also depends on the credit quality of a fixed income security.

      -     Credit Risk

      This is the risk that the issuer or guarantor of a fixed income security will be unable or unwilling to make timely principal or interest or otherwise to honor its obligations.

      Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest on an obligation. The Fund is subject to the risk that the issuers of the securities it owns will have their credit ratings downgraded or will default, potentially reducing the Fund's share price and income level. Nearly all fixed income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations, domestic, or foreign governments, or their subdivisions or instrumentalities. U.S. Government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. Government securities (e.g., the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities are neither guaranteed nor insured by the U.S. Government. As a result, these securities are subject to a greater degree of credit risk than U.S. Government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Additional risk exists where there is no rating for the fixed income security and the Manager has to assess the risk itself.

      -     Management Risk

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Manager may exercise investment discretion for substantially all of the accounts investing in the Fund.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

      Management of the Trust

      The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977, which provides investment advisory services to a substantial number of institutional and other investors.

      Under a Management Contract with the Trust, the Manager selects and reviews the Fund's investments and provides executive and other personnel for the management of the Trust. The Manager does not charge the Fund a management fee for management services provided to the Fund pursuant to the Management Contract. In addition to management services, the Manager administers the Fund's affairs. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager.

      Day-to-day management of the Fund is the responsibility of the Fixed Income Division, which is comprised of investment professionals associated with GMO. No one person is primarily responsible for making recommendations to the division.

      Custodian and Transfer Agent

      Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian and transfer agent.

SHAREHOLDER INFORMATION

      Purchase of Fund Shares

      The Fund is presently closed to all new subscriptions and additional investments from existing shareholders. To the extent the Fund determines to accept new or additional subscriptions, it will do so only from "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      All investments are made at the net asset value per share next determined after a purchase order and payment for the investment are received by the Fund from each accredited investor. In other words, if an investor's purchase order and payment are received prior to the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If an investor's purchase order and payment are received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

      There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

      Shares may be purchased (i) in cash, (ii) in exchange for securities subject to the determination by the Manager that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" (generally the last quoted sale price or official closing price) as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors upon the exchange, depending upon the investor's basis in the securities tendered. The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund.

      Funds advised or sub-advised by GMO ("Top Funds") may invest in other GMO Funds, including the Fund, after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase order prior to the Cut-off Time on that day; and (ii) the purchase transactions by the Top Funds into the GMO Funds are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      Redemption of Fund Shares

      An investor in the Fund may redeem all or a portion of its investment on any day the NYSE is open for business. The redemption price of a share of the Fund is the net asset value per share next determined after the redemption request is received in proper form. In other words, if a redemption request is received in proper form prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price is the net asset value per share determined on that day for the Fund shares to be redeemed. If a redemption request is received in proper form after the close of regular trading on the NYSE, the redemption price is the net asset value per share determined on the next business day for the Fund shares to be redeemed. Proceeds of the redemption will be paid as promptly as possible but in any event within seven days after receipt of the request.

      THE MANAGER EXPECTS THAT MANY, IF NOT ALL, REDEMPTION REQUESTS WILL BE HONORED EITHER WHOLLY OR PARTLY "IN KIND." Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "Determination of Net Asset Value." Securities distributed by the Fund in-kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Investors may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption and may, in the case of units of the SPV, have limited or no ability to transfer or sell such units (or, depending on current market conditions, the underlying NPF Securities) for an indefinite period of time.

      The Fund may suspend the right of redemption and may postpone payment for more than seven days when the NYSE is closed for other than weekends or holidays, during periods when trading on the NYSE is restricted, during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

      Top Funds may redeem an investment in other GMO Funds, including the Fund, after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption transactions by the Top Funds from the GMO Funds are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      Determination of Net Asset Value

      The net asset value or "NAV" of a share is determined as of the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time). The Fund may elect not to determine its NAV on days during which no security is tendered for redemption and no order to purchase or sell such security is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

All other assets and securities (if no quotations are readily available or circumstances render an existing methodology or procedure ineffective)

      - Fair value as determined in good faith by the Trustees or persons acting at their direction

            - A significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, and other news events. Although the goal of fair valuation is to determine the amount which the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different than the value realized upon such asset's sale.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) because of such price activity or because the Manager has other reasons to believe that a price supplied may not be reliable. Certain securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold.

      The values of securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value. Fluctuations in values of foreign currencies in relation to the U.S. dollar will affect the net asset value of Fund shares even though there has not been any change in the values of such securities measured in terms of the foreign currencies in which they are denominated.

      To the extent the Fund holds portfolio securities listed on foreign exchanges which may trade on days on which the NYSE is closed, the net asset value of the Fund's shares could be significantly affected on days when investors would have no ability to redeem their shares in the Fund.

      Distributions

      The Fund's policy is to declare and pay distributions of its dividends and interest annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from net gains from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), at least annually.

      All dividends and/or distributions are paid in shares of the Fund, at net asset value, unless the shareholder elects to receive cash. Shareholders may make this election by marking the appropriate box on the application or by writing to the Trust.

      Taxes

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders of the Fund, which include other funds of the Trust and certain accredited investors. The summary below does not address tax consequences to beneficial owners of the Fund's shareholders, including shareholders of the other funds of the Trust that invest in the Fund. Shareholders of the other funds that invest in the Fund should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

      - Effective on or about April 1, 2004, the Fund elected to be taxed as a partnership for federal income tax purposes and, accordingly, the Fund is no longer a "regulated investment company" for federal income tax purposes. The Fund does not expect to be classified as an association or a publicly traded partnership taxable as a corporation, although the Fund has not sought or obtained a ruling from the Internal Revenue Service or any other federal, state or local agency with respect to any tax issues affecting the Fund.

      - As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. In general, distributions by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares.

      - Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion. The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

      - When a shareholder sells or redeems shares of the Fund, it may have a capital gain or loss.

      - A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the tax basis of all of the shareholder's Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

      - An allocable share of a tax-exempt shareholder's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire any investment or invests in assets that produce UBTI.

      - The Fund's investments, if any, in asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

      - The Fund's use, if any, of derivatives and securities lending may increase the amount of taxes payable by its shareholders.

      - The SPV is also treated as a partnership for federal income tax purposes and is subject to the same rules as the Fund with respect to federal income taxation.

      The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

DISTRIBUTION ARRANGEMENTS

      The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                              FINANCIAL HIGHLIGHTS

              (For a share outstanding throughout the period shown)

      The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent auditors, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the Statement of Additional Information and available upon request.

GMO SPECIAL PURPOSE HOLDING FUND#



                                                                                 Period from
                                                              Year Ended        March 1, 2002           Year Ended February 28,
                                                             November 30,          through           ----------------------------
                                                                 2003         November 30, 2002*        2002            2001(c)
                                                                 ----         ------------------        ----            -------

Net asset value, beginning of period ....................      $  23.77           $  25.66           $    26.14        $    25.29
                                                               --------           --------           ----------        ----------
Income from investment operations:
  Net investment income .................................          0.71++             0.65++               1.23++            1.83++
  Net realized and unrealized gain (loss) ...............         (0.59)             (2.31)               (0.27)             0.07
                                                               --------           --------           ----------        ----------
  Total from investment operations ......................          0.12              (1.66)                0.96              1.90
                                                               --------           --------           ----------        ----------
Less distributions to shareholders:
  From net investment income ............................            --              (0.15)               (1.44)            (1.05)
  From net realized gains ...............................            --              (0.08)                  --                --
                                                               --------           --------           ----------        ----------
  Total distributions ...................................            --              (0.23)               (1.44)            (1.05)
                                                               --------           --------           ----------        ----------
Net asset value, end of period ..........................      $  23.89           $  23.77           $    25.66        $    26.14
                                                               ========           ========           ==========        ==========
Total Return(a) .........................................          0.50%             (6.53)%+              3.69%             7.61%
Ratios/Supplemental Data:

  Net assets, end of period (000's) .....................      $224,122           $281,715           $1,440,711        $1,520,173
  Net operating expenses to average daily net assets ....          0.13%              0.01%**                --(d)             --(d)
  Interest expense to average daily net assets(b) .......            --(e)            0.03%**              0.05%             0.20%
  Total net expenses to average daily net assets ........          0.13%              0.04%**              0.05%             0.20%
  Net investment income to average daily net assets .....          2.96%              3.35%**              4.67%             7.05%
  Portfolio turnover rate ...............................            80%                39%+                 29%               39%
  Fees and expenses reimbursed by the Manager
      to average daily net assets .......................          0.10%              0.02%**              0.02%             0.02%

                                                                Period from
                                                             December 31, 1999
                                                              (commencement of
                                                                 operations)
                                                                  through
                                                             February 29, 2000
                                                             -----------------

Net asset value, beginning of period ....................         $  25.00
                                                                  --------
Income from investment operations:
  Net investment income .................................             0.26
  Net realized and unrealized gain (loss) ...............             0.03
                                                                  --------
  Total from investment operations ......................             0.29
                                                                  --------
Less distributions to shareholders:
  From net investment income ............................               --
  From net realized gains ...............................               --
                                                                  --------
  Total distributions ...................................               --
                                                                  --------
Net asset value, end of period ..........................         $  25.29
                                                                  ========
Total Return(a) .........................................             1.16%+
Ratios/Supplemental Data:

  Net assets, end of period (000's) .....................         $338,101
  Net operating expenses to average daily net assets ....               --**(d)
  Interest expense to average daily net assets(b) .......             0.40%**
  Total net expenses to average daily net assets ........             0.40%**
  Net investment income to average daily net assets .....             6.77%**
  Portfolio turnover rate ...............................                4%+
  Fees and expenses reimbursed by the Manager
      to average daily net assets .......................             0.02%**

# Effective April 1, 2004, the "GMO Alpha LIBOR Fund" is renamed the "GMO Special Purpose Holding Fund."

(a) The total return would have been lower had certain expenses not been reimbursed during the period shown.

(b) Interest expense incurred as a result of entering into reverse repurchase agreements is included in the Fund's net expenses. Income earned on investing proceeds from reverse repurchase agreements is included in interest income.

(c) Effective March 1, 2000, the Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premium and discount on debt securities. The effect of this change on net investment income and net realized and unrealized gains and losses per share for the year ended February 28, 2001 was less than $0.01 per share. The effect of this change decreased the ratio of net investment income to average net assets from 7.06% to 7.05%. Per share and ratios/supplemental data for periods prior to March 1, 2000 have not been restated to reflect this change.

(d) Net operating expenses as a percentage of average daily net assets were less than 0.01%.

(e) Interest expense as a percentage of average daily net assets were less than 0.01%.

+     Not annualized.

++    Computed using average shares outstanding throughout the period.

*     The Fund changed its fiscal year end from February 28 to November 30.

**    Annualized.

                                    GMO TRUST
                             ADDITIONAL INFORMATION

      The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports, and the Fund's Statement of Additional Information (the "Statement") are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. The Statement contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum.

      Investors can review and copy the Private Placement Memorandum, Statement, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Certain portfolio information (e.g., portfolio holdings) may be made available to shareholders, consultants, data vendors, and other investment professionals that request it more frequently than such information is otherwise made publicly available. However, such information will be disclosed only if the Fund has a legitimate business purpose for doing so and the recipient signs a confidentiality agreement. Neither the Trust nor GMO will receive any compensation in connection with providing portfolio information.

                              SHAREHOLDER INQUIRIES
                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                                    GMO TRUST

                        GMO Special Purpose Holding Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  April 1, 2004

This Statement of Additional Information is not a prospectus. It relates to the GMO Special Purpose Holding Fund Private Placement Memorandum dated April 1, 2004, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Special Purpose Holding Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES.......................................      2
FUND INVESTMENTS.........................................................      2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS...............................      3
USES OF DERIVATIVES......................................................     20
INVESTMENT RESTRICTIONS..................................................     24
DETERMINATION OF NET ASSET VALUE.........................................     26
DISTRIBUTIONS............................................................     27
TAXES....................................................................     27
PERFORMANCE INFORMATION..................................................     31
MANAGEMENT OF THE TRUST..................................................     32
INVESTMENT ADVISORY AND OTHER SERVICES...................................     41
PORTFOLIO TRANSACTIONS...................................................     43
PROXY VOTING POLICIES AND PROCEDURES.....................................     44
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.........................     45
VOTING RIGHTS............................................................     46
SHAREHOLDER AND TRUSTEE LIABILITY........................................     47
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES.....................     47
FINANCIAL STATEMENTS.....................................................     48
GMO TRUST SPECIMEN PRICE MAKE-UP SHEET...................................     49
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS..............................     50
APPENDIX A -- PROXY VOTING POLICIES AND PROCEDURES

                       INVESTMENT OBJECTIVES AND POLICIES

      The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing. As discussed in "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items and high quality debt securities.

      -     units of GMO SPV I, LLC(1)

      -     cash and other high quality investments(2)

      -     investment companies (open- & closed-end)

      - asset-backed securities (including mortgage-backed, CMOs, strips, and residuals)

      - securities issued by federal, state, local and foreign governments (traded in U.S. and abroad)

      -     convertible bonds

      -     fixed income securities of private issuers

      -     foreign issues traded in U.S. and abroad

      -     illiquid securities

      -     144A securities and restricted securities

      -     dollar roll agreements

      -     repurchase agreements

      -     reverse repurchase agreements

      -     warrants and rights

      - securities purchased and sold on a when-issued or delayed delivery basis

      -     indexed securities

      -     structured notes

      -     firm commitments (with banks or broker-dealers)

      -     interest rate/bond futures and related options

      - exchange-traded and OTC options on securities and indexes (including writing covered options)

      - foreign currency transactions (including forward foreign currency contracts)

      -     interest rate, total return, and credit default swap contracts

      -     interest rate caps, floors and collars

      -     adjustable rate securities

      -     zero coupon securities

(1) For more information, see among other sections, "Investment Objective, Principal Investment Strategies, and Principal Risks--Investment Objective & Principal Investment Strategies" and "--Principal
      Risks--Litigation-Related Risk" in the Private Placement Memorandum.

(2) For more information, see among other sections, "Investment Objective, Principal Investment Strategies, and Principal Risks--Investment Objective & Principal Investment Strategies" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments--Cash and Other High Quality Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

      The following is a detailed description of certain investment practices in which the Fund may (but is not required to) engage and the risks associated with their use. As discussed above, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items and high quality debt securities. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

      Portfolio turnover is not a limiting factor with respect to investment decisions for the Fund. The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

      In any particular year, market conditions may well result in greater rates of portfolio turnover than are presently anticipated. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund and its shareholders, and may well involve realization of taxable capital gains. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

NON-DIVERSIFIED PORTFOLIO

      As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act") and, as such, is not required to satisfy the "diversified" requirements under the 1940 Act, which require that at least 75% of the value of a fund's total assets be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to an amount not greater than 5% of the value of a fund's total assets and to not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security. Investment in a non-diversified fund may therefore entail greater risks than investment in a "diversified" fund.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

      Debt and other fixed income securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local and foreign governments and related agencies, and by a wide range of private issuers.

      Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

      Because interest rates vary, the Fund's future income from investing in such securities cannot be predicted. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

CASH AND OTHER HIGH QUALITY INVESTMENTS

      The Fund expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities, as described in "Investment Objective, Principal Investment Strategies, and Principal Risks--Investment Objective & Principal Investment Strategies" in the Private Placement Memorandum. In addition, the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of such assets on the custodian's books and records. These cash items and other high quality corporate debt securities may include a number of money market instruments such as securities issued by the United States Government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities, the Fund will seek to minimize credit risk with respect to such investments.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

      The Fund may invest in shares of other investment companies, including both open- and closed-end investment companies, in particular money market funds. When making such an investment, the Fund will be indirectly exposed to all the risks of such investment companies. In general, the Fund will bear a pro rata portion of the other investment company's fees and expenses.

MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES, AND COLLATERALIZED MORTGAGE OBLIGATIONS

      MORTGAGE-BACKED SECURITIES. Mortgage-backed securities may be issued by the U.S. Government, its agencies or instrumentalities (including those whose securities are neither guaranteed nor insured by the U.S. Government, such as Federal Home Loan Mortgage

Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying mortgages, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, there can be no certainty as to the predicted yield or average life of a particular issue of pass-through certificates. Prepayments are important because of their effect on the yield and price of the securities. During periods of declining interest rates, such prepayments can be expected to accelerate and the Fund would be required to reinvest the proceeds at the lower interest rates then available. In addition, prepayments of mortgages which underlie securities purchased at a premium could result in capital loss because the premium may not have been fully amortized at the time the obligation was prepaid. As a result of these principal prepayment features, the values of mortgage-backed securities generally fall when interest rates rise, but their potential for capital appreciation in periods of falling interest rates is limited because of the prepayment feature. The mortgage-backed securities purchased by the Fund may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below. Mortgage-backed securities of non-governmental issuers involve prepayment risks similar to those of mortgage-backed securities issued by the U.S. Government, its agencies, or instrumentalities and also involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations.

      ASSET-BACKED SECURITIES. Asset-backed securities may be issued by the agencies or instrumentalities of the U.S. Government (including those whose securities are neither guaranteed nor insured by the U.S. Government) or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, educational loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of these bonds and loans. These underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. Asset-backed securities involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations. The rate of principal payments on asset-backed securities is related to the rate of principal payments, including prepayments, on the underlying assets. The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. To the extent the Fund maintains significant exposure to asset-backed securities secured by specific types of loans and/or bonds (e.g., credit card receivables), economic developments adversely affecting a particular type of collateral may harm Fund performance. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, and educational loans). The value of asset-backed securities may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

      Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities described above. (See "Mortgage-Backed Securities" immediately above.)

      Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities. For example, revolving credit receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles, rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. If the servicer of a pool of underlying assets sells them to another party, there is the risk that the purchaser could acquire an interest superior to that of holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in the automobiles. Therefore, there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

      Furthermore, asset-backed securities may be collateralized by the fees earned by service providers. The value of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

      COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"): STRIPS AND RESIDUALS. A CMO is a security backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are subject to the risk that the collateral supporting the CMO may experience a downgrade or default. CMOs are issued in multiple classes or series which have different maturities representing interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its stated maturity. Thus, the early retirement of a particular class or series of CMO held by the Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

      CMOs include securities ("Residuals") representing the interest in any excess cash flow and/or the value of any collateral remaining on mortgages or mortgage-backed securities from the payment of principal of and interest on all other CMOs and the administrative expenses of the issuer. Residuals have value only to the extent income from such underlying mortgages or mortgage-backed securities exceeds the amount necessary to satisfy the issuer's debt obligations represented by all other outstanding CMOs.

      CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and Residuals tend to be more volatile than other types of securities. IO Strips and Residuals also involve the additional risk of loss of a substantial portion of or the entire value of the investment if the underlying securities are prepaid. In addition, if a CMO bears interest at an adjustable rate, the cash flows on the related Residual will also be extremely sensitive to the level of the index upon which the rate adjustments are based.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

      U.S. Government Securities include securities issued or guaranteed by the U.S. Government or its authorities, agencies or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises are neither guaranteed nor insured by the U.S. Government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer.

      Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community and the Inter-American Development Bank.

      Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, the value of an investment in the Fund which holds U.S. Government Securities or Foreign Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

      In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

      Adjustable rate securities are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. They may be U.S. Government Securities or securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag behind changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

LOWER-RATED SECURITIES

      The Fund may invest in securities rated below investment grade (that is, rated below BBB- by Standard & Poor's or below Baa3 by Moody's Investors Service, Inc. ("Moody's") at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities) ("Lower-Rated Securities"). Lower-Rated Securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower-Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. Achievement of the Fund's investment objective through investments in Lower-Rated Securities may be more dependent on Grantham, Mayo, Van Otterloo & Co. LLC's ("GMO" or the "Manager") own credit analysis than is the case with higher quality bonds. The market for Lower-Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower-Rated Securities. This reduced liquidity at certain times may affect the values of these securities, may make the valuation and sale of these securities more difficult and may result in greater volatility in these securities. Because such securities are difficult to value, particularly during erratic markets, the values realized upon the sale of such securities may differ from the values at which they are carried by the Fund. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Securities in the lowest investment grade category (BBB or Baa) have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

      The Fund may invest in "zero coupon" fixed income securities. The market value of zero coupon securities is often more volatile than that of interest bearing fixed income securities of comparable quality and maturity. Zero coupon securities include IO and PO strips. Current federal income tax law requires that a holder of a zero coupon or delayed interest security report as income each year the portion of the original issue discount on such security (other than tax-exempt original issue discount) that accrues that year, even though the holder receives no cash payments of interest during the year. See "Taxes" below for more information concerning cash and income differences.

INDEXED SECURITIES

      Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

      The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

      The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

      The Fund may invest in inflation indexed securities, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal value which has been adjusted for inflation.

      Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of certain bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may invest in bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

      The value of inflation indexed bonds is expected to fluctuate in response to changes in real interest rates, which are in turn tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds.

      Although these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may result in a decline in value. If interest rates rise due to reasons other than inflation (such as changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

      The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

      Principal appreciation and interest payments on inflation-indexed bonds will be taxed annually as ordinary interest income for federal income tax calculations. As a result, any appreciation in principal must be counted as interest income in the year the increase occurs, even though the investor will not receive such amounts until the bonds are sold or mature.

STRUCTURED NOTES

      Similar to indexed securities described above in "Indexed Securities," structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the value of a specific asset, reference rate, or index (the reference) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference. The terms of the structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or a decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile.

      Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.

CERTAIN RISKS OF FOREIGN INVESTMENTS

      GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. Special tax considerations also apply to securities of foreign issuers and securities principally traded overseas. Investors should also be aware that under certain circumstances, markets which are perceived to have similar characteristics to troubled markets may be adversely affected whether or not similarities actually exist.

      EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. In addition, the securities markets of emerging countries may be subject to a lower level of monitoring and regulation than securities markets of the U.S. and developed foreign markets. Government enforcement of existing securities regulations also has been extremely limited, and any such enforcement may be arbitrary and results difficult to predict with any degree of certainty. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, little historical data or related market experience exists concerning the attributes of such instruments under all economic, market and political conditions.

      In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments exists that could affect investments in those countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in such countries, or, in the case of fixed-income securities, interest thereon.

SECURITIES LENDING

      The Fund may make secured loans of portfolio securities. The Manager intends to limit the Fund's portfolio securities on loan at a given time to not more than 33 1/3% of the Fund's total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of the risk of loss with respect to the investment of the collateral and the risks of delay in recovery of the securities or loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or liquid securities at least equal at all times to the market value of the securities lent. Collateral may be held in shares of other investment companies. The borrower pays to the Fund an amount equal to any dividends or interest the Fund would have received had the securities not been lent. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. If the loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund's return on the securities lending activity. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees approved by the Trustees of the Trust or persons acting pursuant to direction of the Trustees.

CONVERTIBLE SECURITIES

      A convertible security is a security (a bond) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.

WARRANTS AND RIGHTS

      The Fund may purchase warrants or rights. Warrants and rights generally give the holder the right, at any time during the term of the instrument, to receive upon exercise of the warrant or right a security of the issuer based on the conversion value of the security at the time of exercise. To the extent the Fund uses warrants or rights, it would normally use them in a manner similar to its use of options on securities as described below. The risks of the Fund's use of warrants and rights are generally similar to those relating to its use of options. Unlike most options, however, warrants and rights are issued in limited amounts and generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish to do.

FUTURES AND OPTIONS

      The Fund may use futures and options for hedging purposes, as a substitute for direct investment in securities, or as a way to efficiently adjust the exposure of the Fund to various securities, markets, and currencies without the Fund actually having to sell current assets and make new investments. Such transactions may involve options, futures, and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

      The use of futures contracts, options contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures, options, and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures, options, and options on futures and the costs of these transactions will affect the Fund's performance.

      The Fund may enter into options and futures contracts and buy and sell options on futures contracts for hedging purposes. For example, if the Fund wants to hedge certain of its fixed income securities against a decline in value resulting from a general increase in market rates of interest, it might sell futures contracts with respect to fixed income securities or indexes of fixed income securities. If the hedge is effective, then should the anticipated change in market rates cause a decline in the value of the Fund's fixed income security, the value of the futures contract should increase. The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that the Fund intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts.

FOREIGN CURRENCY TRANSACTIONS

      The Fund may buy or sell foreign currencies, deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for currency risk management, which may include taking active currency positions relative to the securities portfolio of the Fund and the Fund's performance benchmark, if any.

      Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

      The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

      Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

      Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies.

      The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager. By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

      The Fund may enter into swaps contracts for hedging and/or investment purposes. When using swaps contracts for hedging, the Fund may enter into an interest rate, currency, or total return swap, as the case may be, on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities. When using swaps for investment purposes, the Fund may enter into total return or credit default swaps.

      SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

      INTEREST RATE AND CURRENCY SWAP CONTRACTS. Interest rate swaps involve the exchange of the two parties' respective commitments to pay or receive interest on a notional principal amount (e.g. an exchange of floating rate payments for fixed rate payments). Currency swaps involve the exchange of the two parties' respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).

      INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same purposes or similar purposes as they use interest rate futures contracts and related options. Interest rate caps, floors, and collars are similar to interest rate swap contracts because the payment obligations are measured by changes in interest rates as applied to a notional amount and because they are individually negotiated with a specific counterparty. The purchase of an interest rate cap entitles the purchaser, to the extent that a specific index exceeds a specified interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. The purchase of an interest rate collar entitles the purchaser, to the extent that a specified index exceeds or falls below two specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate collar. The Fund's use of interest rate caps, floors, and collars for the same or similar purposes as those for which they use futures contracts and related options presents the same risks and similar opportunities as those associated with futures and related options.

      TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

      CREDIT DEFAULT SWAPS. The Fund may (but is not obligated to) use credit default swaps for investment purposes. In a credit default swap, one party pays what is, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by a third party on its obligations. When using credit default swaps for investment purposes, the Fund receives the premium referenced above, and, in return, is obligated to pay to the swap counterparty the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

      RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS AND OTHER TWO-PARTY CONTRACTS. The Fund may only close out a swap, cap, floor or collar or over-the counter
(OTC) option with the particular counterparty. Also, if the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but no assurance can be given that contract counterparties will be able to meet their obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in enforcing contractual remedies. Documentation risk may also exist, including the risk that the parties may disagree as to the proper interpretation of the terms of a contract. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under swap contracts, OTC options and other two-party contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. The Manager will closely monitor the creditworthiness of contract counterparties, and the Fund will not enter into any swaps, caps, floors or collars, or OTC options and other two-party contracts unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated at least A by Moody's or Standard & Poor's at the time of entering into such transaction or if the counterparty has comparable credit as determined by the Manager. However, the credit of the counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. The management of caps, floors, collars and swaps may involve certain difficulties because the characteristics of many derivatives have not been observed under all market conditions or through a full market cycle.

      ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

REPURCHASE AGREEMENTS

      The Fund may enter into repurchase agreements with banks and broker-dealers by which the Fund acquires a security (usually an obligation of the Government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the Fund to expenses, delays and risks of loss including: (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (b) possible reduced levels of income and lack of access to income during this period, and (c) inability to enforce rights and the expenses involved in attempted enforcement.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

      The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

      Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      The Fund, when making such investments, will earmark and maintain on its custodian's books and records cash or other liquid securities equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction with respect to borrowings.

ILLIQUID SECURITIES

      Illiquid securities may include certain restricted securities under the federal securities laws (including illiquid securities traded under Rule 144A), repurchase agreements and securities that are not readily marketable. The Trustees, however, may determine that restricted securities traded under Rules 144 or 144A (safe harbor rules for securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable are in fact liquid securities. Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less. For so long as the SEC maintains the position that most equity swap contracts, reverse equity swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities may include certain securities of private issuers, investments in securities traded in unregulated or shallow markets and securities that are purchased in private placements and are subject to restrictions on resale either as a matter of contract or under federal securities laws. Because relatively few potential purchasers for such securities may exist, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when the Manager believes it advisable to do so or may be able to sell such securities only at prices lower than those that could be obtained if such securities were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Fund to sell them promptly at an acceptable price.

      While private placements may offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often "restricted securities", that is, securities that cannot be sold to the public without registration under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A), or that are "not readily marketable" because they are subject to other legal or contractual restrictions on resale. The Fund may have to bear the extra expense of registering such securities for resale and the risk of substantial delay in effecting such registration. The Fund may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 when selling these securities to the public, and in such event, the Fund may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.

      At times, the inability to sell private placements and restricted investments in the public market can make it more difficult to determine the fair value of such securities for purposes of computing the Fund's net asset value. The judgment of the Manager may at times play a greater role in valuing these securities than in the case of publicly traded securities.

FIRM COMMITMENTS AND WHEN-ISSUED SECURITIES

      The Fund may enter into firm commitments and other similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. Such agreements might be entered into, for example, when the Fund invests in fixed income securities and anticipates a decline in interest rates, and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later. When the Fund purchases securities in this manner (on a when-issued or delayed-delivery basis), it is required to earmark on its custodian's books and records cash, U.S. Government Securities or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. No income is generally earned on these securities until after delivery. The Fund will make commitments to purchase on a when-issued or delayed-delivery basis only securities meeting the Fund's investment criteria. The Fund may take delivery of these securities or, if it is deemed advisable as a matter of investment strategy, the Fund may sell these securities before the settlement date. When the time comes to pay for when-issued or delayed-delivery securities, the Fund will meet its obligations from then available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than the Fund's payment obligation).

                               USES OF DERIVATIVES

INTRODUCTION AND OVERVIEW

      DERIVATIVE POLICIES. This overview provides a general introduction to the principal ways in which the Fund may use derivatives.

      FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use financial derivatives to implement investment decisions. The types of derivatives employed may include futures, swaps, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter products. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

      DERIVATIVE EXPOSURE. To the extent the Fund uses derivatives, bond futures, currency options, forwards, swaps, and other derivatives would be the primary means of obtaining market exposure.

      COUNTERPARTY CREDITWORTHINESS. The Manager tracks the creditworthiness of counterparties in swaps, forwards, and options. Typically, the Fund will enter into these transactions only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's at the time of contract. However, short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, but with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's. (See "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager also considers news reports and market activity, such as the levels at which a counterparty's long-term debt is trading. Furthermore, the Manager monitors the amount of credit extended to any one counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the various exposures that the Fund has to over-the-counter counterparties. Additionally, the Manager may negotiate collateral arrangements with a counterparty in order to further reduce the Fund's exposure to such counterparty.

      DERIVATIVES IN THE FUND. The Fund may employ derivatives for hedging, investment, and risk management.

      - Hedging: The Fund may use derivative instruments to hedge against a market or credit risk already generally present in the Fund. In addition, if the Fund receives significant cash, the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until direct investments can be made efficiently.

      - Investment: The Fund may use derivative instruments (particularly long futures contracts, related options and long swap contracts) in place of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

      - Risk Management: The Fund may use options, futures, and related options as well as swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual countries and issuers. The Fund may from time to time use such derivative transactions as a precursor to actual sales and purchases.

      - Foreign Currency: Forward sales and purchases of foreign currency contracts may be used to: (1) take active overweighted and underweighted positions in particular bond markets and currencies relative to the Fund's performance benchmark, if any; (2) hedge currency exposure embedded in foreign securities; (3) buy currency in advance to settle security purchases; (4) cross-hedge currency risks; and (5) create synthetic foreign bonds in conjunction with bond futures.

      - Other Uses of Swaps: The Fund may employ additional strategies to help implement the Fund's investment strategies. As an example, the Fund may use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive.

      - Leverage: The Fund is not specifically limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of the derivative positions. As a result, to the extent the Fund engages in derivatives transactions, it may be leveraged if measured in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager may seek to manage the effective market exposure of the Fund by controlling the projected "tracking error" relative to a designated performance benchmark. "Tracking error" is a measure of the risk of the Fund's portfolio return relative to that performance benchmark. It is a calculation of the standard deviation of the returns of the Fund's portfolio less the performance benchmark.

USE OF DERIVATIVES BY THE FUND

      TYPES OF DERIVATIVES USED BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

      - Futures contracts and related options on bonds as well as baskets or indexes of securities

      -     Options on bonds and other securities

      - Swap contracts, including interest rate swaps, total return swaps, and credit default swaps

      -     Structured notes

      USES OF DERIVATIVES BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Hedging

      Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

      Anticipatory Hedging: If the Fund receives or anticipates receiving significant amounts of cash (through purchase transactions or otherwise), the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until such time as direct investments can be made efficiently. Conversely, if the Fund receives or anticipates receiving significant shareholder redemptions (or otherwise has a significant need for cash), the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.

Investment

      The Fund is not limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of its derivative positions. As a result, to the extent the Fund engages in derivatives transactions, the Fund may be leveraged in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager may seek to manage the effective market exposure of the Fund by controlling the projected tracking error relative to a designated performance benchmark.

      The Fund may use derivative instruments (particularly long futures contracts, related options, and long swap contracts) in place of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

Risk Management

      The Fund may use options, futures, and related options as well as swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual countries and issuers. The Fund may from time to time use such transactions as a precursor to actual sales and purchases.

Other Uses

      In general, the Fund may use total return swaps and credit default swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively. With credit default swaps, the Fund receives what is, in effect, an insurance premium, and, in return, is obligated to pay the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

      Many of the debt instruments in which the Fund may invest may not be available with precisely the duration or other interest rate terms that the Manager would prefer. The Manager may decide to alter the interest rate exposure of these debt instruments by employing interest rate swaps. The Fund can then maintain its investment in the credit of the issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and the counterparties swap interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

      FOREIGN CURRENCY DERIVATIVE TRANSACTIONS USED BY THE FUND

-     Buying and selling spot currencies

-     Forward foreign currency contracts

-     Currency futures contracts and related options

-     Options on currencies

-     Currency swap contracts

      USES OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Hedging

      Traditional Hedging: The Fund may effect foreign currency transactions - generally short forward or futures contracts - to hedge the risk of foreign currencies represented by its securities investments back into the U.S. dollar. The Fund is not required to hedge any of the currency risk obtained by investing in securities denominated in foreign currencies.

      Anticipatory Hedging: If the Fund enters into a contract for the purchase or anticipates the need to purchase a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or through currency forwards or futures.

      Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

      The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index in order to create synthetic foreign currency denominated securities.

Risk Management

      Subject to the certain limitations, the Fund may use foreign currency transactions for risk management, which will permit the Fund to have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. This foreign currency exposure may include long and short exposure to particular currencies beyond the amount of the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

      The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

      1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the forgoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

      2. The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

      3. The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

      4. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

      5. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

      6. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

      7. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

      8. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

      9. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (3) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variational margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

      The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

      1. The Fund may not buy or sell oil, gas or other mineral leases, rights or royalty contracts.

      2. The Fund may not make an investment for the purpose of gaining control of a company's management.

      3. The Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

      Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. In other words, the Fund is under no obligation to remedy an excess or deficiency if such excess or deficiency occurs by reason of changes in the value of such investment or the Fund's other investments over time.

      The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to

"Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

      The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund's policy is to declare and pay distributions of its dividends and interest annually. The Fund also intends to distribute at least annually all net realized capital gains, if any, after offsetting any capital loss carryovers. For distribution and federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions are treated as short-term capital gain (i.e., gain from the sale of securities held by the Fund for 12 months or less).

                                      TAXES

      This discussion summarizes certain U.S. federal income tax considerations. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury Regulations ("Treasury Regulations"), Internal Revenue Service ("Service") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. Shareholders of the other Funds of the Trust that invest in the Fund should consult the prospectuses and statements of additional information of those Funds for a discussion of the tax consequences to them.

      Unless otherwise indicated, references in the following discussion to the tax consequences of Fund investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of its investment in GMO SPV I, LLC. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum for a discussion of the Fund's investment in GMO SPV I, LLC.

TAX STATUS OF THE FUND

      Effective on or about April 1, 2004, the Fund elected to be taxed as a partnership for federal income tax purposes and, accordingly, the Fund is no longer a "regulated investment company" for federal income tax purposes. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

      As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately its distributive share of items of the Fund's income, gain, losses, deductions and credits on the shareholder's own income tax return. Each shareholder will be required to report its distributive share of such items regardless of whether the shareholder has received or will receive corresponding distributions of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

      Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion. The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of such shareholder's own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTION OF FUND SHARES

      CURRENT DISTRIBUTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

      COMPLETE REDEMPTION OF A SHAREHOLDER'S INTEREST IN THE FUND. Generally, a distribution or series of distributions by the Fund to a shareholder that results in complete redemption of that shareholder's shares in the Fund will result in gain to the shareholder only to the extent that the amount of money distributed, if any, exceeds the shareholder's adjusted basis in its Fund shares. A shareholder will take a transferred basis in any property distributed by the Fund (up to the amount of that shareholder's basis in the Fund), in which case the shareholder's basis in its Fund shares will be reduced by the transferred basis of the distributed property. When only cash and unrealized receivables are distributed, a shareholder will recognize loss to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of cash distributed and the transferred basis of any unrealized receivables distributed from the Fund. Any gain or loss recognized as a result of such distributions will be considered gain or loss from the redemption or sale of the shareholder's Fund shares and generally will be capital gain or loss that will be ordinary income to the extent of the shareholder's share of the Fund's items of ordinary receivables (like market discount).

TAX TREATMENT OF CAPITAL GAINS AND LOSSES

      CHARACTER AND TIMING OF INCOME. The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains, taxable at reduced rates for shareholders taxed as individuals, although some or all of the taxable losses, if any, realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

      CASH/INCOME DIFFERENCES. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder may incur income tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due. Certain of the Fund's investment strategies, such as hedging, may produce items of income or loss where the loss is unavailable to offset the corresponding income for federal income tax purposes.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

      The Fund's investments, if any, in mortgage-backed and other asset-backed securities, assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "index securities" (including inflation indexed bonds) may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

      The Fund's transactions, if any, in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing and character of distributions to shareholders.

TAX-EXEMPT SHAREHOLDERS

      The Code imposes a tax on the "unrelated business taxable income" ("UBTI") of certain tax-exempt organizations. Income from certain types of investments made by the Fund may be treated as UBTI and subject to tax when allocated to tax-exempt shareholders. In addition, if and to the extent that the Fund borrows in connection with the acquisition of any investment (including by entering into reverse repurchase agreements), a portion of the income from such debt-financed property will be subject to the tax on UBTI. The Fund may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of an investment.

BACKUP WITHHOLDING

      The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

TAX SHELTER REPORTING REGULATIONS

      The Fund may engage in transactions or make investments that would subject the Fund, its shareholders that are obliged to file U.S. tax returns, and/or their advisers to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the Service, including to the Service's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds (including foreign currency losses), that result in large tax credits from assets held for 45 days or less, that result in the existence of significant book-tax differences, or that are offered under conditions of confidentiality. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, a shareholder may have disclosure obligations with respect to its interest in the Fund if the shareholder (or the Fund in certain cases) participates in a reportable transaction.

      SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THEIR OBLIGATION TO REPORT OR DISCLOSE TO THE SERVICE INFORMATION ABOUT THEIR INVESTMENT IN THE FUND AND PARTICIPATION IN THE FUND'S INCOME, GAIN, LOSS OR DEDUCTION WITH RESPECT TO TRANSACTIONS OR INVESTMENTS SUBJECT TO THE TAX SHELTER RULES. In addition, pursuant to the Tax Shelter Rules, the Fund may provide to its advisers identifying information about the Fund's shareholders and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its advisers may disclose this information to the Service upon its request. There is also legislation currently pending, possibly with retroactive effect, that would expand the scope of these reporting and disclosure rules and that would impose significant penalties for failure to comply with these rules.

      This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             PERFORMANCE INFORMATION

      The Fund may from time to time include its total return in advertisements or in information furnished to present or prospective shareholders.

      Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund or class over periods of one, three, five, and ten years (or for such shorter or longer periods as shares of the Fund have been offered), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as then noted, all total return figures will reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. Quotations of total return may also be shown for other periods. The Fund may also, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Any such information would be accompanied by standardized total return information.

      The table below sets forth the average annual total return for the Fund for the one- and three-year periods ended November 30, 2003 and for the period from the commencement of the Fund's operations until November 30, 2003:

                                INCEPTION     1 YEAR      3 YEAR    INCEPTION TO
FUND                               DATE         (%)         (%)       DATE (%)
----                               ----         ---         ---       --------
Special Purpose Holding Fund     12/31/99      0.50%      -0.12%        1.51%

      The Fund may also from time to time advertise net return and gross return data for each month and calendar quarter since the Fund's inception. Monthly and quarterly return data is calculated by linking daily performance for the Fund (current net asset value divided by prior net asset value), and assumes reinvestment of all dividends and gains. Monthly and quarterly performance data does not reflect payment of any applicable purchase premiums or redemption fees. All quotations of monthly and quarterly returns would be accompanied by standardized total return information. Information relating to the Fund's return for a particular month or calendar quarter is provided to permit evaluation of the Fund's performance and volatility in different market conditions, and should not be considered in isolation.

      From time to time, in advertisements, in sales literature, or in reports to shareholders, the Fund may compare its respective performance to that of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, the Fund may compare its total return to rankings prepared by Lipper Analytical Services, Inc. or Morningstar, Inc., widely recognized independent services that monitor mutual fund performance; the J.P. Morgan U.S. 3 Month Cash Index; or the three-month London Inter Bank Offer Rate ("LIBOR").

      Performance rankings and listings reported in national financial publications, such as Money Magazine, Barron's and Kiplinger's, may also be cited (if the Fund is listed in any such publication) or used for comparison, as well as performance listings and rankings from various other sources including No Load Fund X, CDA Investment Technologies, Inc., Weisenberger Investment Companies Service, and Donoghue's Mutual Fund Almanac.

      Quotations of the Fund's gross return do not reflect any reduction for any Fund fees or expenses unless otherwise noted; if the gross return data reflected the estimated fees and expenses of the Fund, the returns would be lower than those shown. Quotations of gross return for the Fund for a particular month or quarter will be calculated in accordance with the following formula:

Gross Return =
Net Return + (Total Annual Operating Expense Ratio) (# of days in relevant period/365)

                             MANAGEMENT OF THE TRUST

      The following tables present information regarding each Trustee and officer of GMO Trust (the "Trust") as of April 1, 2004. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. The term of office for each Trustee is until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of a successor, or until such Trustee sooner dies, resigns or is removed as provided in the governing documents of the Trust. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. The term of office for each officer is until their successor is elected and qualified to carry out the duties and responsibilities of their office, or until he or she resigns or is removed from office.

                                                                   PRINCIPAL                                  NUMBER OF
NAME, DATE OF BIRTH, AND                                          OCCUPATION(S)            PORTFOLIOS IN        OTHER
    POSITION(S) HELD                                              DURING PAST 5            FUND COMPLEX     DIRECTORSHIPS
     WITH THE TRUST            LENGTH OF TIME SERVED                 YEARS                   OVERSEEN           HELD
     --------------            ---------------------                 -----                   --------           ----
NON INTERESTED TRUSTEES

Jay O. Light                 Since May 1996                     Professor of                    41                 *(1)
Trustee                                                         Business
DOB:  10/03/1941                                                Administration and
                                                                Senior Associate
                                                                Dean, Harvard
                                                                University.

Donald W. Glazer, Esq.       Since December  2000               Consultant--Business            41                 *(2)
Trustee                                                         and Law; Advisory
DOB:  07/26/1944                                                Counsel, Goodwin
                                                                Procter LLP.

----------
(1) Mr. Light is a director of Harvard Management Company, Inc. and Security Capital European Realty. Neither of these companies has a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of that Act and neither of these companies is a registered investment company.

(2) Mr. Glazer is the Secretary and Vice Chairman of Provant, Inc. This company does not have a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of
      Section 15(d) of that Act and is not a registered investment company.

INTERESTED TRUSTEE
R. Jeremy Grantham(3)        Chairman of the Board of           Member, Grantham, Mayo,         41              None
Chairman of the Board of     Trustees since September 1985;     Van Otterloo & Co. LLC.
Trustees                     President from February 2002 -
DOB:  10/06/1938             October 2002;
                             President-Quantitative from
                             September 1985 - February 2002

OFFICERS
                             POSITION(S) HELD
   NAME AND DATE                   WITH                    LENGTH                 PRINCIPAL OCCUPATION(S)
     OF BIRTH                    THE TRUST              OF TIME SERVED              DURING PAST 5 YEARS
     --------                    ---------              --------------              -------------------
Scott Eston                  President and Chief      President and Chief      Chief Financial Officer, Chief
DOB:  01/20/1956             Executive Officer        Executive Officer        Operating Officer (2000-present)
                                                      since October 2002;      and Member, Grantham, Mayo, Van
                                                      Vice President from      Otterloo & Co. LLC.
                                                      August 1998 -
                                                      October 2002.

Susan Randall Harbert        Chief Financial          Chief Financial          Member, Grantham, Mayo, Van
DOB:  04/25/1957             Officer and              Officer since            Otterloo & Co. LLC.
                             Treasurer                February 2000;
                                                      Treasurer since
                                                      February 1998;
                                                      Assistant Treasurer
                                                      from May 1995 -
                                                      February 1998.

Brent C. Arvidson            Assistant Treasurer      Since August 1998.       Senior Fund Administrator,
DOB:  06/26/1969                                                               Grantham, Mayo, Van Otterloo &
                                                                               Co. LLC.

William R. Royer, Esq.       Vice President and       Vice President           General Counsel, Anti-Money
DOB:  07/20/1965             Clerk                    since February           Laundering Reporting Officer
                                                      1997; Clerk since        (July 2002-February 2003) and
                                                      March 2001, May          Member, Grantham, Mayo, Van
                                                      1999 - August 1999,      Otterloo & Co. LLC.
                                                      May 1995 - May 1997.

----------
(3) Trustee is deemed to be an "interested person" of the Trust, as defined by the 1940 Act, because of his affiliation with the Trust's Manager.

Elaine M. Hartnett, Esq.     Vice President and       Vice President           Associate General Counsel,
DOB:  02/18/1945             Secretary                since August 1999;       Grantham, Mayo, Van Otterloo &
                                                      Secretary since          Co. LLC (June 1999 - present);
                                                      March 2001.              Associate/Junior Partner, Hale
                                                                               and Dorr LLP (1991 - 1999).

Julie L. Perniola            Vice President and       Since February 2003.     Anti-Money Laundering Reporting
DOB:  10/07/1970             Anti-Money                                        Officer (February 2003- present)
                             Laundering                                        and Compliance Officer,
                             Compliance Officer                                Grantham, Mayo, Van Otterloo &
                                                                               Co. LLC.

William L. Nemerever         Vice President           Since February           Investment Director (March
DOB:  11/05/1946                                      2004.                    1999-present) and Member,
                                                                               Grantham, Mayo, Van Otterloo &
                                                                               Co. LLC.

      TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the business of the Trust, an open-end management investment company, is managed by the Trustees, and the Trustees have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove from their number members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove from their number members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

      The Board of Trustees has two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. The Independent Trustees/Audit Committee assists the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The responsibilities of the committee are as follows: perform the specific tasks assigned to the independent Trustees pursuant to the 1940 Act, including periodic consideration of the investment management contracts of the Trust; oversee the audit process for the Trust and consider any questions raised by the independent auditors concerning the financial reporting process, internal controls, and compliance procedures of the Trust; select and nominate candidates to serve as independent Trustees of the Trust; review on a periodic basis the governance structures and procedures of the Trust; review proposed resolutions of conflicts of interest that may arise in the business of the Trust and may have an impact on the shareholders of the Trust; and oversee matters requiring independent oversight of the Trust on behalf of the shareholders of the Trust. Shareholders may recommend trustee nominees to the Independent Trustees/Audit Committee to fill any vacancies that may occur in the Board by sending such recommendations to the Secretary of the Trust. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Independent Trustees/Audit Committee. During the fiscal year ended November 30, 2003, the Independent Trustees/Audit Committee held five meetings.

      The Pricing Committee determines the fair value of the Trust's securities or other assets under certain circumstances, as described in the GMO Trust Pricing Policies adopted by the Board, as amended from time to time (the "Procedures"). To fulfill its responsibilities and duties the Pricing Committee periodically reviews the Procedures with the Manager and recommends changes (including the establishment of new pricing methodologies), if any, to the Board, and meets on an as-needed basis to determine the fair value of the Trust's securities or other assets, as described in the Procedures. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Pricing Committee; Mr. Grantham, the interested trustee, is an alternate member of the Pricing Committee. During the fiscal year ended November 30, 2003, the Pricing Committee held six committee meetings.

      In determining to approve initially the investment management agreements of the Funds of the Trust or the most recent annual extension of the investment management agreements of the Funds of the Trust, including the Fund, as applicable, the Trustees considered a number of factors common to the Funds. In this connection, the Trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under that agreement. See "Management, Organization, Capital Structure--Management of the Trust" in the Private Placement Memorandum and "Management of the Trust--Officers" above. The Trustees also took into account the time and attention to be devoted or devoted, as applicable, by senior management to the Funds. The Trustees evaluated the level of skill required to manage the Funds and concluded that the human resources to be devoted or devoted, as applicable, by the Manager to the Funds will be or were, as applicable, appropriate to fulfill effectively the Manager's duties under the agreements. The Trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.

      The Trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the Funds. In this connection, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel, including research services available to the Manager as a result of securities transactions effected for the Funds and other investment advisory clients. The Trustees concluded that the Manager's investment process, research capabilities and philosophy were well suited to the Funds, given the Funds' investment objectives and policies.

      The Trustees considered the scope of the services to be provided or provided, as applicable, by the Manager to the Funds under the agreements relative to services provided by third parties to other mutual funds. The Trustees noted that the Manager's standard of care was comparable to that found in most mutual fund investment advisory agreements. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to the Funds was consistent with the Funds' operational requirements, including, in addition to the Funds' investment objectives, compliance with the Funds' investment restrictions, tax and reporting requirements and related shareholder services.

      The Trustees considered the quality of the services to be provided or provided, as applicable, by the Manager to the Funds. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Funds. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients, the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions.

      The Trustees considered the Manager's management of non-advisory services to be provided or provided, as applicable, by persons other than the Manager by reference, among other things, to the Funds' total expenses and the reputation of the Funds' other service providers. With respect to the Funds with operating histories, the Trustees also considered information relating to each Fund's investment performance relative to its performance benchmark(s) and relative to funds with similar objectives managed by other managers. The Trustees reviewed performance over various periods, including one, five and ten year periods, where applicable, the volatility of the Funds' returns, as well as factors identified by the Manager as contributing to the Funds' performance. The Trustees also considered the competence of the personnel responsible for managing the Funds, the support those personnel will receive or have received, as applicable, from the Manager, the investment techniques to be used or used, as applicable, to manage the Funds, and the overall competence of the Manager. The Trustees concluded that the scope and quality of the Manager's services will be or was, as applicable, sufficient, in light of the Funds' investment performance, where relevant, particular portfolio management techniques, the resources brought to bear by the Manager, the competence of the Manager, its personnel and systems, and the financial resources of the Manager.

      The Trustees also gave substantial consideration to the fees payable under the agreements. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives. The Trustees also considered possible economies of scale to the Manager. With respect to Funds with operating histories, the Trustees evaluated the Manager's profitability with respect to the Funds. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Funds directly to the Manager, but also so-called "fallout benefits" to the Manager such as reputational value derived from serving as Manager to the Funds and the research services available to the Manager by reason of brokerage business generated by the Funds. In evaluating the Funds' advisory fees, the Trustees also took into account the sophistication of the investment techniques to be used or used, as applicable, to manage each of the Funds.

      The Independent Trustees also met May 22, 2003 to discuss the extensive materials provided by the Manager to the Independent Trustees for purposes of considering the renewal of the management contracts between the Trust, on behalf of the Fund and other Funds of the Trust, and the Manager. At the conclusion of the meeting, the Independent Trustees instructed their counsel to request additional information from the Manager, which was furnished by the Manager.

      The Independent Trustees' decision to recommend renewal of the Fund's management contract to the Board of Trustees is based on three main conclusions. First, the Independent Trustees noted that because the Fund does not pay an advisory fee and the Manager reimburses certain direct expenses, the expense ratios of the Fund compared very favorably to those of most other comparable funds included in the report prepared by Lipper Inc. In addition, the Independent Trustees concluded that the Manager's profitability in relation to the Fund was not excessive. Second, the Independent Trustees expressed their belief that the quality of the Manager's personnel and the investment advice and administrative services they provide to the Fund is very high. Finally, the Independent Trustees observed that the performance of most of the Funds of the Trust over recent years has been strong relative to their benchmarks, and that although the performance of certain of the Funds has not, the Independent Trustees are satisfied, based upon their discussions with the Manager's personnel, that the Manager is taking appropriate steps to address the issues involved.

      At a meeting of the Board of Trustees on May 29, 2003, the Independent Trustees delivered to the full Board of Trustees their recommendation to renew the Fund's management contract.

Trustee Fund Ownership

      The following table sets forth ranges of Trustees' direct beneficial share ownership in Funds of the Trust as of December 31, 2003.

                                                    AGGREGATE DOLLAR RANGE OF SHARES
                                                         DIRECTLY OWNED IN ALL
                              DOLLAR RANGE OF      FUNDS OF THE TRUST (WHETHER OR NOT
                            SHARES OF THE FUND             OFFERED HEREUNDER)
         NAME                 DIRECTLY OWNED              OVERSEEN BY TRUSTEE
         ----                 --------------              -------------------
NON-INTERESTED TRUSTEES
Jay O. Light                       None                           None

Donald W. Glazer                   None                      over $100,000

INTERESTED TRUSTEE
R. Jeremy Grantham                 None                      over $100,000

      The following table sets forth ranges of Mr. Glazer's and Mr. Grantham's indirect beneficial share ownership in Funds of the Trust, as of December 31, 2003, by virtue of their direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                    AGGREGATE DOLLAR RANGE OF SHARES
                                                        INDIRECTLY OWNED IN ALL
                              DOLLAR RANGE OF      FUNDS OF THE TRUST (WHETHER OR NOT
                            SHARES OF THE FUND             OFFERED HEREUNDER)
         NAME                INDIRECTLY OWNED             OVERSEEN BY TRUSTEE
         ----                ----------------             -------------------
NON-INTERESTED TRUSTEE
Donald W. Glazer                $1-$10,000                  $10,001-$50,000

INTERESTED TRUSTEE
R. Jeremy Grantham             over $100,000                 over $100,000

Non-Interested Trustee Ownership of Securities Issued by the Manager

None.

Non-Interested Trustee Ownership of Related Companies

      The following table sets forth information about securities owned by non-interested trustees and their family members as of December 31, 2003 in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                        NAME OF
   NAME OF            OWNER(S) AND
NON-INTERESTED        RELATIONSHIP                               TITLE OF
   TRUSTEE             TO TRUSTEE           COMPANY                CLASS         VALUE OF SECURITIES     % OF CLASS
   -------             ----------           -------                -----         -------------------     ----------
Jay O. Light               N/A                None                  N/A                    N/A               N/A

Donald W. Glazer          Self             GMO Brazil             Limited             $  6,338(2)           1.95%
                                       Sustainable Forest       partnership
                                      Fund, LP, a private        interest
                                       investment company
                                           managed by
                                      Renewable Resources
                                       LLC, an affiliate
                                        of the Manager.(1)

                                           GMO Brazil             Limited             $  7,349(2)           1.94%
                                       Sustainable Forest       partnership
                                         Fund 2, LP, a           interest
                                       private investment
                                       company managed by
                                      Renewable Resources
                                       LLC, an affiliate
                                        of the Manager.(1)

                                        GMO Tax-Managed           Limited             $412,023(4)           0.64%
                                        Absolute Return         partnership
                                        Fund, a private          interest
                                       investment company
                                         managed by the
                                           Manager.(3)

                                       GMO Multi-Strategy         Limited             $400,000(4)           0.07%
                                       Fund (Onshore), a        partnership
                                       private investment        interest
                                       company managed by
                                         the Manager.(3)

(1) The Manager may be deemed to "control" this fund by virtue of its ownership interest in and role as Managing Member of Renewable Resources LLC.

(2)   Based on a valuation date of September 30, 2003.

(3) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(4)   Based on a valuation date of December 31, 2003.

      REMUNERATION. Each non-interested Trustee receives an annual retainer from the Trust for his services. In addition, effective July 1, 2002, the chair of each of the Independent Trustees/Audit Committee and the Pricing Committee will receive an annual fee. Each non-interested Trustee is also paid a fee for each in-person and telephone meeting of the Board of Trustees or any committee thereof attended or participated in, as the case may be, and a fee for consideration of any action proposed to be taken by written consent. No additional compensation is paid to any non-interested Trustee for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse non-interested Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at such seminars or conferences. Non-interested Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

      Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof during the fiscal year ended November 30, 2003.

                                AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                              COMPENSATION      BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
 NAME OF PERSON, POSITION     FROM THE FUND         OF FUND EXPENSES            RETIREMENT         FROM THE TRUST
 ------------------------     -------------         ----------------            ----------         --------------
Jay O. Light, Trustee            $32,747                   N/A                     N/A                $154,510

Donald W. Glazer, Esq.,          $23,635                   N/A                     N/A                $147,900
Trustee

      Messrs. Grantham, Royer and Eston, and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by each Fund of the Trust.

      As of March 23, 2004, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

      CODE OF ETHICS. Each of the Trust and the Manager has adopted a Code of Ethics pursuant to the requirement of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with certain conditions relating to such persons' position, the identity of the security, the timing of the transaction and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

      As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure--Management of the Trust," under the Management Contract ("Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

      The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund with respect to all of the Fund's total annual operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes).

      The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

      The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period of two years from the date of its execution and continuously thereafter only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

      Since the commencement of its operations, the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

      Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

      Independent Auditors. The Trust's independent auditors are PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

      Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

      The purchase and sale of portfolio securities for the Fund (and for the other investment advisory clients of the Manager) are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

      Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (a) such securities meet the investment objectives and policies of the Fund; (b) such securities are acquired for investment and not for resale; (c) such securities are liquid securities which are not restricted as to transfer either by law or liquidity of market; and (d) such securities have a value which is readily ascertainable as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a recognized foreign exchange.

      Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

      Over-the-counter transactions often involve dealers acting for their own account. It is the Manager's policy to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

      Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives such services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

      With respect to the Fund's three most recently completed fiscal years, the Trust paid, on behalf of the Fund, the following amounts in brokerage commissions.

      12/1/03 through 11/30/03                  $13,432
      03/1/02 through 11/30/02*                 $     0
      03/1/01 through 02/28/02                  $ 1,035

*     The Fund changed its fiscal year end from February 28/29 to November 30.

The brokerage commissions paid by the Trust, on behalf of the Fund, with respect to the Fund's fiscal year ended November 30, 2003 and the fiscal year ended February 28, 2002 were the result of the Fund's trading in futures contracts. The differences in brokerage commissions paid during those years relate to differences in the amount and frequency of the Fund's trading in futures contracts during those years. During the nine-month period ended November 30, 2002, the Fund did not trade in any futures contracts and, therefore, no brokerage commissions were paid by the Trust, on behalf of the Fund, with respect to that period.

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust has adopted a proxy voting policy which delegates the authority and responsibility to vote proxies related to its portfolio securities to the Manager. Therefore, the Board of Trustees of the Trust has reviewed and approved the use of the proxy voting policies and procedures of the Manager on behalf of the Fund when exercising voting authority on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix A.

      The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

      The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of November.

      Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-one series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Asia Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Global Hedged Equity Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; and International Core Plus Allocation Fund. The Trustees have further authorized the issuance of up to nine classes of shares of the foregoing series, Class I, Class II, Class III, Class IV, Class V, Class VI, Class VII, Class VIII and Class M Shares. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

      The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

      The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

      On March 17, 2004, the following shareholder held greater than 25% of the outstanding shares of the Fund: Verib NYXF1776322, Attn: Mutual Fund Operations, P.O. Box 3198, Pittsburgh, PA 15230-3198. As a result, such shareholder may be deemed to "control" the Fund as such term is defined in the 1940 Act. As of March 23, 2004, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

      Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote by each individual Fund of the Trust (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the Investment Company Act of 1940, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of the affected Funds are entitled to vote thereon. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contracts of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

      There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

      No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

      Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the relevant Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares would be unable to meet its obligations.

      The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

      The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Fund as of March 17, 2004:

           Name and Address                                    % Ownership
           ----------------                                    -----------
Verib NYXF1776322                                                  28.4
Attn:  Mutual Funds Operations
P.O. Box 3198
Pittsburgh, PA  15230-3198

           Name and Address                                    % Ownership
           ----------------                                    -----------
GMO Core Plus Bond Fund                                            16.6
40 Rowes Wharf
Boston, MA  02110

The Chase Manhattan Bank as Directed Trustee                       15.4
for the IBM Personal Pension Plan Trust
Attn:  Mr. Michael Lynch
3 Chase Metrotech Center 5th Floor
Brooklyn, NY  11245

JPMorgan Chase Bank, as Trustee of the General                      8.7
Motors Employees Global Group Pension Trust
Attn: Mr. Donald Johnson
4 Chase Metrotech Center
Brooklyn, NY  11245

GMO Global Bond Fund                                                8.1
40 Rowes Wharf
Boston, MA  02110

GMO International Bond Fund                                         6.6
40 Rowes Wharf
Boston, MA  02110

GMO Inflation Indexed Bond Fund                                     5.1
40 Rowes Wharf
Boston, MA  02110

                              FINANCIAL STATEMENTS

      The audited financial statements for the GMO Special Purpose Holding Fund for the fiscal year ended November 30, 2003 included in the Trust's Annual Reports filed with the Securities and Exchange Commission pursuant to Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

      Following is a computation of the total offering price per share for the GMO Special Purpose Holding Fund based upon its net asset value and shares of beneficial interest outstanding at the close of business on November 30, 2003:

Net Assets at Value (Equivalent to $23.89 per share based
on 9,381,478 shares of beneficial interest)                         $224,121,721

Offering Price                                                      $      23.89

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): the ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      MOODY'S. The following is a summary of the ratings used by Moody's Investor Services, Inc. for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix A

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix A

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix A

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix A

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix A

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote for proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a case-by-case basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix A

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote for proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

Vote for proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote against proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix A

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix A

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a case-by-case basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix A

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix A

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix A

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix A

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix A

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix A

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix A

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 23. Exhibits

         (a)      1. Amended and Restated Agreement and Declaration of Trust;
                  (1) and

                  2. Amendment No. 12 to Amended and Restated Agreement and Declaration of Trust - Exhibit (1).

         (b) Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

         (c) Forms of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Tobacco-Free Core Fund, GMO U.S. Quality Equity Fund, GMO Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Small Cap Growth Fund, GMO Real Estate Fund (formerly "GMO REIT Fund"), GMO International Intrinsic Value Fund (formerly "GMO International Core Fund"), GMO Currency Hedged International Equity Fund (formerly "GMO Currency Hedged International Core Fund"), GMO International Disciplined Equity Fund, GMO International Growth Fund, GMO Foreign Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund (formerly "GMO Evolving Countries Fund"), GMO Asia Fund, GMO Global Hedged Equity Fund, GMO Domestic Bond Fund, GMO Core Plus Bond Fund (formerly "GMO U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), GMO International Bond Fund, GMO Currency Hedged International Bond Fund (formerly "GMO SAF Core Fund"), GMO Global Bond Fund, GMO Emerging Country Debt Fund, GMO Short-Duration Investment Fund (formerly "GMO Short-Term Income Fund"), GMO Inflation Indexed Bond Fund, GMO Intrinsic Value Fund, GMO Tax-Managed Small Companies Fund (formerly "GMO U.S. Small Cap Fund"), GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund (formerly "GMO World Equity Allocation Fund" and "GMO World Balanced Allocation Fund"), GMO Global (U.S.+) Equity Allocation Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Core Plus Allocation Fund, GMO Tax-Managed U.S. Equities Fund, GMO Special Purpose Holding Fund (formerly "GMO Alpha LIBOR Fund"), GMO Tax-Managed International Equities Fund, GMO Emerging Country Debt Share Fund, GMO Taiwan Fund, GMO Short-Duration Collateral Fund, and GMO Benchmark-Free Allocation Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"). (1)

--------
         (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

         (d)      None.

         (e)      None.

         (f) 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of certain Funds, GMO and Investors Bank & Trust Company ("IBT"); (1)

                  2. Form of Custodian Agreement (the "BBH Custodian Agreement") between the Trust, on behalf of certain Funds, and Brown Brothers Harriman & Co. ("BBH"); (1)

                  3. Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT; (1)

                  4. Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT, dated May 30, 2003; (1)

                  5. Forms of Letter Agreements with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

                  6. Letter Agreement with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH, dated June 4, 2003; (1)

                  7. Form of Accounting Agency Agreement (the "Accounting Agency Agreement") between the Trust, on behalf of certain Funds, and BBH; (1)

                  8. Form of Letter Agreement with respect to the Accounting Agency Agreement between the Trust, on behalf of certain Funds, and BBH; (1)

                  9. Form of 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH; (1)

                  10. Form of Letter Agreement with respect to the 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH; (1)

                  11. Form of Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds of the Trust;
                  (1) and

                  12. Form of Letter Agreement with respect to the Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds.(1)

         (g) 1. Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

                  2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT; (1)

-------------
         (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                  3. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust - Exhibit 2; and

                  4. Form of Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO. (1)

         (h)      Form of Opinion and Consent of Ropes & Gray. (1)

         (i)      Consent of PricewaterhouseCoopers LLP - Exhibit 3.

         (j)      Financial Statements - Not applicable.

         (k)      None.

         (l)      None.

         (m) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as amended and restated June 19, 2003. (1)

         (n)      Reserved.

         (o) Code of Ethics adopted by the Trust, GMO, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Australia LLC, GMO Renewable Resources LLC, GMO Woolley Ltd. (1)

Item 24. Persons Controlled by or Under Common Control with Registrant

         None.

Item 25. Indemnification

         See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 26. Business and Other Connections of Investment Adviser

         A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the "Investment Adviser"), is set forth under the captions "Management, Organization, Capital Structure--Management of the Trust" in the private placement memorandum and "Management of the Trust" in the statement of additional information, each forming part of this Registration Statement.

         Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members

-----------
         (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

   of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption "Management of the Trust" in the Registrant's statement of additional information forming part of this Registration Statement and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

                                                POSITION WITH INVESTMENT
    NAME                                                 ADVISER                           OTHER CONNECTIONS
-----------------------------------------------------------------------------------------------------------------
Forrest Berkley                           Member                                 Director and Chairman of
                                                                                 Investment Committee, Maine
                                                                                 Community Foundation, 245
                                                                                 Main Street, Ellsworth, ME
                                                                                 04605
-----------------------------------------------------------------------------------------------------------------
Paul J. Bostock                           Member                                 Director, Inquire UK,
                                                                                 Baldocks Barn Chiddingstone
                                                                                 Causway, Tonbridge, Kent
                                                                                 TN11 8JX
-----------------------------------------------------------------------------------------------------------------
Arjun Divecha                             Member and Member of the               Director, Dancing Elephant,
                                          Board of Directors                     Ltd., 1936 University Avenue,
                                                                                 Suite 350, Berkeley, CA
                                                                                 94704; Frog Hollow Fresh
                                                                                 LLC, P.O. Box 872,
                                                                                 Brentwood, CA 94513
-----------------------------------------------------------------------------------------------------------------
Robert P. Goodrow                         Member                                 Trustee, The Batterymarch
                                                                                 Trust, c/o GMO LLC, 40
                                                                                 Rowes Wharf, Boston, MA
                                                                                 02110
-----------------------------------------------------------------------------------------------------------------
R. Jeremy Grantham                        Founding Member and                    MSPCC Investment
                                          Chairman of the Board of               Committee, 555 Amory Street,
                                          Directors                              Jamaica Plain, MA 02130
-----------------------------------------------------------------------------------------------------------------
Jon Hagler                                Member of the Board of                 Overseer, WGBH Boston, 125
                                          Directors                              Western Ave., Boston, MA
                                                                                 02134; Trustee Emeritus,
                                                                                 Texas A&M Foundation,
                                                                                 Texas A&M University,
                                                                                 College Station, TX  77843;
                                                                                 Co-Chair, Vision 2020
                                                                                 Advisory Council, Texas
                                                                                 A&M University, College
                                                                                 Station, TX  77843; One
                                                                                 Spirit-One Vision Capital
                                                                                 Campaign, Texas A&M
                                                                                 University, College Station,
                                                                                 TX  77843; Board of
                                                                                 Directors, The Association of
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                 Former Students at Texas
                                                                                 A&M, Texas A&M
                                                                                 University, College Station,
                                                                                 TX  77843
-----------------------------------------------------------------------------------------------------------------
Elaine Hartnett                           Associate General Counsel              Trustee, Mount St. Joseph
                                                                                 Academy, 617 Cambridge
                                                                                 Street, Brighton, MA 02134
-----------------------------------------------------------------------------------------------------------------
John McKinnon                             Member                                 Director, J&S McKinnon Pty
                                                                                 Ltd., 10 Dubarda Street,
                                                                                 Engadine, Australia, NSW
                                                                                 2233; Quant Partners Pty Ltd.,
                                                                                 Level 7, 2 Bulletin Place,
                                                                                 Sydney, Australia, NSW 2000;
                                                                                 GMO Australia Nominees
                                                                                 Ltd., Level 7, 2 Bulletin Place,
                                                                                 Sydney, Australia, NSW 2000;
                                                                                 Trex Advisors Pty Ltd, Level
                                                                                 7, 2 Bulletin Place, Sydney
                                                                                 NSW 2000
-----------------------------------------------------------------------------------------------------------------
John Rosenblum                            Vice Chairman of the Board of          Director, Cone Mills, 804
                                          Directors                              Green Valley Road, Suite
                                                                                 3000, Greensboro, NC  27408;
                                                                                 The Chesapeake Corporation,
                                                                                 1021 East Cary Street,
                                                                                 Richmond, VA  23219;
                                                                                 Thomas Rutherfoord, Inc.,
                                                                                 One South Jefferson Street,
                                                                                 SW, Roanoke, VA  24011;
                                                                                 The Providence Journal, a
                                                                                 division of Belo Corporation,
                                                                                 75 Providence Street,
                                                                                 Providence, RI  02902;
                                                                                 Trustee, Landmark
                                                                                 Volunteers, P.O. Box 455,
                                                                                 Sheffield, MA  01257;
                                                                                 Jamestown-Yorktown
                                                                                 Foundation, Inc., P.O. Box
                                                                                 1607, Williamsburg, VA
                                                                                 23187-1607; Tredegar
                                                                                 National Civil War Center
                                                                                 Foundation, 200 S. Third St.,
                                                                                 Richmond, VA  23219;
                                                                                 Atlantic Challenge
                                                                                 Foundation, 643 Main St.,
                                                                                 Rockland, ME  04841; MBA
                                                                                 Tech Connection, Inc., P.O.
                                                                                 Box 5769, Charlottesville, VA
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                 22905; Charlottesville and
                                                                                 University Symphony Society,
                                                                                 112 Old Cabell Hall,
                                                                                 Charlottesville, VA  22903;
                                                                                 Trustee, Farnsworth Art
                                                                                 Museum, 16 Museum Street,
                                                                                 Rockland, Maine  04841
-----------------------------------------------------------------------------------------------------------------------
Eyk Van Otterloo                          Founding Member and                    Board Member, Chemonics
                                          Member of the Board of                 International, 1133 20th Street,
                                          Directors                              NW, Suite 600, Washington,
                                                                                 D.C. 20036; Breevast B.V., J.J.
                                                                                 Viottastraat 39, 1071 JP Amsterdam,
                                                                                 The Netherlands; Committee
                                                                                 Member, Museum of Fine Arts,
                                                                                 Boston, Avenue of the Arts, 465
                                                                                 Huntington Avenue, Boston, MA 02115;
                                                                                 Committee Chairperson, Museum of
                                                                                 Science, Boston, Science Park, Boston,
                                                                                 MA 02114; Committee Chairperson,
                                                                                 Holderness School, Chapel Lane, P.O.
                                                                                 Box 1879, Plymouth, NH 03264;
                                                                                 Chairman of the Board, OneCoast
                                                                                 Network LLC, 408 Jamesborough
                                                                                 Drive, Pittsburgh, PA 15238
-----------------------------------------------------------------------------------------------------------------------
Paul K. Woolley                           Member and Member of the               Director, China Investments,
                                          Board of Directors                     4/F Worldwide House, 19 Des
                                                                                 Voeux Road Central, Hong
                                                                                 Kong; Greyhound Investments LP,
                                                                                 c/o GMO LLC, 40 Rowes Wharf,
                                                                                 Boston, MA 02110
-----------------------------------------------------------------------------------------------------------------------

Item 27. Principal Underwriters

         Not Applicable.

Item 28. Location of Accounts and Records

         The accounts, books, and other documents required to be maintained by
         Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant's investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant's distributor, Funds Distributor, Inc., 60 State Street, Boston, MA 02109; the Registrant's custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant's custodian and transfer agent for certain of the Funds, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116.

Item 29. Management Services

         Not Applicable.

Item 30. Undertakings

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 96 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 29th day of March, 2004.

                              GMO Trust

                              By: SCOTT E. ESTON*
                                  -----------------------
                                  Scott E. Eston
                                  Title: President; Chief Executive Officer;
                                  Principal Executive Officer

         Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 96 to the Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the date indicated.

Signatures                                     Title                                              Date
----------                                     -----                                              ----
SCOTT E. ESTON*                                President; Chief Executive Officer;                March 29, 2004
--------------                                 Principal Executive Officer
Scott E. Eston

SUSAN RANDALL HARBERT*                         Chief Financial Officer and Treasurer;             March 29, 2004
----------------------                         Principal Financial and Accounting
Susan Randall Harbert                          Officer


R. JEREMY GRANTHAM*                            Trustee                                            March 29, 2004
----------------------
R. Jeremy Grantham

JAY O. LIGHT*                                  Trustee                                            March 29, 2004
-------------
Jay O. Light

DONALD W. GLAZER*                              Trustee                                            March 29, 2004
-----------------
Donald W. Glazer

                                            * By:  /S/ ELAINE M. HARTNETT
                                                  -----------------------
                                                    Elaine M. Hartnett
                                                    Attorney-in-Fact

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

Signature                           Title                     Date
---------                           -----                     ----
/S/ Jay O. Light                    Trustee                   December 11, 2000
------------------
Jay O. Light

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

Signature                           Title                     Date
---------                           -----                     ----
/S/ R. Jeremy Grantham              Trustee                   December 11, 2000
----------------------
R. Jeremy Grantham

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

Signature                           Title                     Date
---------                           -----                     ----
/S/ Donald W. Glazer                Trustee                   December 11, 2000
---------------------------
Donald W. Glazer

                                POWER OF ATTORNEY

         I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

Signature                           Title                     Date
---------                           -----                     ----
/S/ Scott E. Eston                  President and             October 28, 2002
---------------------------         Chief Executive
Scott E. Eston                      Officer

                                POWER OF ATTORNEY

         I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

Signature                           Title                                             Date
---------                           -----                                             ----
/S/ Susan Randall Harbert          Treasurer; Principal Financial and                 May 2, 2001
-------------------------          Accounting Officer
Susan Randall Harbert

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit No.     Title of Exhibit
-----------     ----------------
    1           Amendment No. 12 to Amended and Restated Agreement and Declaration of Trust.

    2           Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust.

    3           Consent of PricewaterhouseCoopers LLP.